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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549




                                       FORM 8-K




                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



                            Date of Report: April 7, 1997



                              JACOR COMMUNICATIONS, INC.



                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


0-12404                                                    31-0978313
                        (Commission File No.)(IRS Employer Identification No.)



                            50 East RiverCenter Boulevard
                                      12th Floor
                                 Covington, KY 41017

                                    (606) 655-2267


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Item 2.       Acquisition or Disposition of Assets

    On April 7, 1997, Jacor Communications, Inc. (the "Company"), Jacor Communications Company ("JCC"), a wholly-owned subsidiary of the Company, and PRN Holding Acquisition Corp. ("Buyer"), a wholly-owned subsidiary of JCC, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Premiere Radio Networks, Inc. ( "Premiere"). Pursuant to the terms of the Merger Agreement, Buyer will merge with and into Premiere (the "Merger") such that each outstanding share of Premiere capital stock (other than Premiere shares held by the Company, treasury shares and dissenting shares, if any) will be converted into the right to acquire $13.50 in cash and
 .1525424 shares (the "Exchange Ratio") of Jacor common stock. Premiere will be the surviving company in the merger and will be a subsidiary of the Company. The holders of more than 50% of the voting power of Premiere have entered into a shareholders' agreement whereby they have agreed to vote their Premiere shares in favor of the Merger.

    The merger consideration is subject to adjustment in certain circumstances. If the Merger is not consummated on or before July 31, 1997, the cash portion of the merger consideration will accrue interest at the rate of 7 1/2% per annum commencing August 1, 1997 (a maximum additional per share amount of $.084375 payable in cash). Also, if the average closing price of Jacor common stock for the 10 trading days immediately preceding the third trading day prior to the closing of the Merger (the "Average Price") is less than $26.50 or more than $32.50, then the Exchange Ratio will be adjusted by multiplying .152524 by a fraction which has as its numerator either $26.50 or $32.50 (whichever is applicable based upon which threshold is triggered) and as its denominator the Average Price.

      In order to facilitate the Merger, JCC has further agreed to purchase all of the outstanding shares of common stock of Archon Communications, Inc. ("Archon"), the largest shareholder of Premiere capital stock. Such stock purchase is to be consummated immediately prior to the closing of the Merger and the consummation of the Merger is conditioned upon the closing of JCC's purchase of the Archon stock. Archon's principal business activity has been the ownership of Premiere common stock, Premiere Class A common stock and options and warrants to acquire Premiere common stock, and the provision of strategic consulting services to Premiere. Accordingly, for their shares in Archon, the Archon shareholders will receive an amount of cash and Jacor common stock calculated in the same manner as the merger consideration to be received by the other Premiere stockholders, plus cash equal to Archon's cash on hand (net of Archon liabilities) upon closing.

    The cash and stock to be paid by the Company is valued at approximately $18 per Premiere share of capital stock. The total consideration to be paid by the Company, including payment for certain Premiere warrants and stock options, is expected to aggregate approximately $185 million inclusive of the amounts to be paid to the Archon shareholders as discussed in the preceding paragraph. Net of Premiere's cash on hand and excess working capital to be acquired by the Company in the Merger, the total net consideration to be paid by the Company is expected to be approximately $165 million. The Company anticipates that the sources of cash to be used for the cash portion of the merger consideration will be obtained from a combination of one or more of the

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following sources: credit facilities established with banks or other financial institutions; JCC's working capital; monies that may be raised through public and/or private offerings of the Company's equity and/or debt securities. As of the date hereof, the Company has made no definitive decisions as to which of these potential funding sources will be utilized.

    The closing of the Merger is subject to certain conditions, including expiration of the applicable Hart-Scott-Rodino waiting period, approval by the Premiere stockholders and other customary closing conditions. The Merger Agreement also provides that the closing must occur on or before August 31, 1997. The Company anticipates that the closing will occur during the summer of 1997.

    Premiere is a public company that is a leading independent creator, producer and distributor of comedy, entertainment, music radio programs, research and other services. Premiere produces 52 syndicated programs and services, and has more than 6,300 radio station affiliates under contract to broadcast Premiere's programming and to use Premiere's services. Premiere distributes its programs and services in exchange for commercial broadcast time.

    A copy of the above mentioned Merger Agreement, Shareholders' Agreement and Stock Purchase Agreement, and of the press release issued by the Company announcing the execution of the Merger Agreement, are attached as exhibits hereto. The summaries of such agreements set forth above are qualified in their entirety by reference to each of those agreements, which are incorporated herein by reference.

Item 5.       Other Events

    On April 7, 1997, the Company also announced that it had acquired the assets of NSN Network Services, a leading provider of satellite and network services for the radio broadcasting industry. The purchase price for such assets was $11.0 million, of which $1.65 million was paid in Jacor common stock.

Item 7.       Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

    The financial statements of Premiere Radio Networks, Inc. required to be filed by the Company as part of this Form 8-K are contained in their entirety in the 1934 Act reports previously filed by Premiere with the Securities and Exchange Commission. The Company will file such financial statements as part of its own 1934 Act reports by amendment to this Form 8-K no later than 60 days hereafter.

(b) Pro Forma Financial Information.

    The pro forma financial statements required to be filed by the Company as part of this Form 8-K require substantial effort on behalf of the Company and Premiere and have not yet been finalized on the date of this report. The Company will file such pro


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forma financial statements by amendment to this Form 8-K no later than 60 days hereafter.

(c) Exhibits

2.1 Agreement and Plan of Merger dated as of April 7, 1997 among Jacor Communications, Inc. (the "Company"), Jacor Communications Company ("JCC"), PRN Holding Acquisition Corp. ("Buyer"), and Premiere Radio Networks, Inc. (omitting schedules and exhibits not deemed material).

2.2 Shareholders' Agreement dated as of April 7, 1997 by and among the Company, JCC, Archon Communications, Inc. ("Archon"), the stockholders of Archon and certain shareholders of Premiere (omitting schedules and exhibits not deemed material).

2.3 Stock Purchase Agreement dated as of April 7, 1997 among the Company, JCC, Archon Communications Partners LLC and News America Holdings Incorporated (omitting schedules and exhibits not deemed material).

99.1     Press Release dated April 7, 1997 (relating to Premiere).

99.2     Press Release dated April 7, 1997 (relating to NSN Network Services).

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JACOR COMMUNICATIONS, INC.



April 8, 1997                          By: /s/ R. Christopher Weber
                                      ----------------------------------------
                                       R. Christopher Weber, Senior Vice
                                       President and Chief Financial Officer